Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Medalist Diversified REIT, Inc. and Subsidiaries

Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statement of Medalist Diversified REIT, Inc. on Form S-8 (No. 333-228674 and 333-238483) and Form S-3 (No. 333-257238) of our report dated May 7, 2024, with respect to the statement of revenues and certain operating expenses of the Citibank Property for the year ended December 31, 2023, which appears in Form 8-K/A of Medalist Diversified REIT, Inc., dated May 7, 2022.

/s/ Cherry Bekaert LLP

Richmond, Virginia

May 7, 2024